Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Ian Tanaka	Media Contact:	Tim Sakahara
	SVP, Treasurer		AVP, Corporate Communications Manager
	(808) 544-3646		(408) 500-5269
	ian.tanaka@cpb.bank		tim.sakahara@cpb.bank

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL REPORTS SECOND QUARTER EARNINGS OF $17.6 MILLION

•Net income of $17.6 million, or $0.64 per diluted share for the quarter.
•ROA of 0.96% and ROE of 14.93% for the quarter.

•Total loans of $5.30 billion increased by $126.8 million, or 2.5% (10.0% annualized) in the second quarter.
•Total deposits of $6.62 billion increased by $23.0 million, or 0.3% (1.2% annualized) in the second quarter. Core deposits increased by $34.6 million, or 0.6% (2.4% annualized) in the second quarter.
•Net interest margin of 3.05% increased by 8 bp from the previous quarter.
•Central Pacific Bank named the Best Bank in Hawaii by Forbes.
•Board of Directors approved quarterly cash dividend of $0.26 per share.

HONOLULU, HI, July 27, 2022 – Central Pacific Financial Corp. (NYSE: CPF) (the "Company"), parent company of Central Pacific Bank (the "Bank" or "CPB"), today reported net income for the second quarter of 2022 of $17.6 million, or fully diluted earnings per share ("EPS") of $0.64, compared to net income in the second quarter of 2021 of $18.7 million, or EPS of $0.66, and net income in the first quarter of 2022 of $19.4 million, or EPS of $0.70. Net income for the second quarter of 2022, included an $8.5 million gain on the sale of the Company's Class B common stock of Visa, Inc., partially offset by a $4.9 million non-cash settlement charge related to the termination and settlement of the Company's defined benefit pension plan.

"We are pleased to report strong financial performance for the second quarter, highlighted by solid double-digit annualized loan growth, continued inflow of core deposits, net interest margin expansion, and excellent asset quality. With these favorable trends, we expect to drive further growth in earnings throughout the rest of 2022 and beyond," said Paul Yonamine, Chairman and Chief Executive Officer.

"Statewide Hawaii visitor arrivals are expected to exceed 90% of pre-pandemic levels in 2022, thanks in part to the gradual return of higher-spending international travelers. This will bode well for the state, creating additional opportunities for economic growth," said Arnold Martines, President and Chief Operating Officer.

Central Pacific Financial Reports Second Quarter Earnings of $17.6 Million

During the second quarter, CPB was named the top bank in Hawaii in 2022 by Forbes. CPB finished ahead of the other local banks based on a survey that ranked all of the local banks on branch and digital services, overall customer service and trust as well as financial advice.

"This recognition validates that our digital and branch strategies are creating positive momentum in the market and is really a tribute to all of our hardworking employees who serve our valued customers to the best of their ability every day," Martines said.

Earnings Highlights
Net interest income for the second quarter of 2022 was $53.0 million, compared to $52.1 million in the year-ago quarter and $50.9 million in the previous quarter. Net interest margin for the second quarter of 2022 was 3.05%, compared to 3.16% in the year-ago quarter and 2.97% in the previous quarter. The sequential quarter increase in net interest income and net interest margin is primarily due to higher average loan balances and higher average yields earned on loans and investment securities. These increases were partially offset by lower net interest income and loan fees on PPP loans. Net interest income for the second quarter of 2022 included $0.9 million in net interest income and loan fees on PPP loans, compared to $1.9 million in the previous quarter. Net deferred fees on PPP loans remaining at June 30, 2022 was $0.9 million, compared to $1.7 million at March 31, 2022. Additional information on average balances, interest income and expenses and yields and rates is presented in Tables 4 and 5.

In the second quarter of 2022, the Company recorded a provision for credit losses of $1.0 million, compared to releases of the credit loss reserves of $3.4 million and $3.2 million in the year-ago and previous quarters, respectively. The provision for credit losses in the second quarter of 2022 was driven by the increase in our loan portfolio and net charge-offs.

Other operating income for the second quarter of 2022 totaled $17.1 million, compared to $10.5 million in the year-ago quarter and $9.6 million in the previous quarter. The increase from the year-ago and previous quarters was primarily due to the sale of our restricted Class B common stock of Visa, Inc. The investment was carried at a zero cost basis, therefore the entire net proceeds from the sale of $8.5 million were recorded as a gain on sale of investment securities. The increase was partially offset by lower income from bank-owned life insurance ("BOLI"). The Company recognized BOLI expense of $1.0 million during second quarter of 2022, compared to BOLI income of $1.2 million and $0.5 million in the year-ago and previous quarters, respectively. The lower BOLI income was primarily attributable to market volatility, and was offset by lower deferred compensation expense in other operating expenses. Additional information on other operating income is presented in Table 3.

Other operating expense for the second quarter of 2022 totaled $45.3 million, compared to $41.4 million in the year-ago quarter and $38.2 million in the previous quarter. The increase in other operating expense from the year-ago and previous quarters was primarily due to the termination and settlement of our defined benefit pension plan resulting in a non-cash settlement charge of $4.9 million (included in other). Additional information on other operating expense is presented in Table 3.

The efficiency ratio for the second quarter of 2022 was 64.68%, compared to 66.20% in the year-ago quarter and 63.16% in the previous quarter.

The effective tax rate for the second quarter of 2022 was 26.0%, compared to 23.9% in the year-ago quarter and 23.7% in the previous quarter. The increase in the effective tax rate compared to the year-ago and previous quarters was primarily due to lower tax-exempt BOLI income.

Balance Sheet Highlights
Total assets at June 30, 2022 of $7.30 billion increased by $120.7 million, or 1.7% from $7.18 billion at June 30, 2021, and remained relatively unchanged from $7.30 billion at March 31, 2022.

Total loans, net of deferred fees and costs, at June 30, 2022 of $5.30 billion increased from $5.08 billion at June 30, 2021, and increased from $5.17 billion at March 31, 2022. The sequential quarter increase in total loans included growth in commercial mortgage loans of $60.1 million, consumer loans of $50.5 million, home equity loans of $21.9 million, construction of $21.7 million, and residential mortgage of $16.7 million, offset by declines in PPP loans of $24.1 million and other commercial loans of $20.2 million. Loans by geographic distribution are summarized in Table 6.

Total deposits at June 30, 2022 of $6.62 billion increased from $6.40 billion at June 30, 2021, and increased from $6.60 billion at March 31, 2022. Core deposits, which include demand deposits, savings and money market deposits and time deposits up to $250,000, totaled $6.16 billion at June 30, 2022, and increased by $34.6 million from March 31, 2022. The Company's loan-to-deposit ratio was 80.1% at June 30, 2022, compared to 78.4% at March 31, 2022. Core deposit and total deposit balances are summarized in Table 7.

Central Pacific Financial Reports Second Quarter Earnings of $17.6 Million

Asset Quality
Nonperforming assets at June 30, 2022 totaled $5.0 million, or 0.07% of total assets, compared to $6.7 million, or 0.09% of total assets at June 30, 2021, and $5.3 million, or 0.07% of total assets at March 31, 2022. Additional information on nonperforming assets, past due and restructured loans is presented in Table 8.

Net charge-offs in the second quarter of 2022 totaled $1.0 million, compared to net charge-offs of $0.8 million in the year-ago quarter, and net charge-offs of $0.4 million in the previous quarter.

The allowance for credit losses, as a percentage of total loans at June 30, 2022 was 1.23%, compared to 1.53% at June 30, 2021 and 1.25% at March 31, 2022. Additional information on net charge-offs and recoveries and the allowance for credit losses is presented in Tables 9 and 10.

Capital
Total shareholders' equity was $455.1 million at June 30, 2022, compared to $552.8 million and $486.3 million at June 30, 2021 and March 31, 2022, respectively. The decline in shareholders' equity was primarily due to an increase in unrealized losses on our available-for-sale investment securities portfolio which flow through accumulated other comprehensive income, and were driven by the rising interest rate environment.

During the second quarter of 2022, the Company repurchased 174,429 shares of common stock, at a total cost of $4.2 million, or an average cost per share of $24.18. During the six months ended June 30, 2022, the Company returned $25.3 million in capital to its shareholders through cash dividends and share repurchases.

The Company maintained its strong capital position and its capital ratios continue to exceed the levels required to be considered a "well-capitalized" institution for regulatory purposes under Basel III. At June 30, 2022, the Company's leverage capital, tier 1 risk-based capital, total risk-based capital, and common equity tier 1 ratios were 8.6%, 11.6%, 13.9%, and 10.7%, respectively, compared to 8.5%, 11.9%, 14.2%, and 10.9%, respectively, at March 31, 2022.

On July 26, 2022, the Company's Board of Directors declared a quarterly cash dividend of $0.26 per share on its outstanding common shares. The dividend will be payable on September 15, 2022 to shareholders of record at the close of business on August 31, 2022.

Non-GAAP Financial Measures
This press release contains certain references to financial measures that have been adjusted to exclude certain expenses and other specified items. These financial measures differ from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP") in that they exclude unusual or non-recurring charges, losses, credits or gains. This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure. Management believes that financial presentations excluding the impact of these items provide useful supplemental information that is important to a proper understanding of the Company's core business results by investors. These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

Conference Call
The Company's management will host a conference call today at 1:00 p.m. Eastern Time (7:00 a.m. Hawaii Time) to discuss the quarterly results. Individuals are encouraged to listen to the live webcast of the presentation by visiting the investor relations page of the Company's website at http://ir.cpb.bank. Alternatively, investors may participate in the live call by dialing 1-844-200-6205 (access code: 499388). A playback of the call will be available through August 24, 2022 by dialing 1-866-813-9403 (access code: 673448) and on the Company's website. Information which may be discussed in the conference call is provided in an earnings supplement presentation on the Company's website at http://ir.cpb.bank.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with approximately $7.30 billion in assets as of June 30, 2022. Central Pacific Bank, its primary subsidiary, operates 28 branches and 65 ATMs in the state of Hawaii. For additional information, please visit the Company's website at http://www.cpb.bank.

Central Pacific Financial Reports Second Quarter Earnings of $17.6 Million

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Central Pacific Financial Reports Second Quarter Earnings of $17.6 Million

Forward-Looking Statements ("FLS")
This document may contain FLS concerning: projections of revenues, expenses, income or loss, earnings or loss per share, capital expenditures, the payment or nonpayment of dividends, capital position, credit losses, net interest margin or other financial items; statements of plans, objectives and expectations of Central Pacific Financial Corp. or its management or Board of Directors, including those relating to business plans, use of capital resources, products or services and regulatory developments and regulatory actions; statements of future economic performance including anticipated performance results from our business initiatives; or any statements of the assumptions underlying or relating to any of the foregoing. Words such as "believes," "plans," "anticipates," "expects," "intends," "forecasts," "hopes," "targeting," "continue," "remain," "will," "should," "estimates," "may" and other similar expressions are intended to identify FLS but are not the exclusive means of identifying such statements.

While we believe that our FLS and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect. Accordingly, actual results could differ materially from those statements or projections for a variety of reasons, including, but not limited to: the adverse effects of the COVID-19 pandemic virus (and ongoing pandemic variants) on local, national and international economies, including, but not limited to, the adverse impact on tourism and construction in the State of Hawaii, our borrowers, customers, third-party contractors, vendors and employees as well as the effects of government programs and initiatives in response to COVID-19; the impact of our participation in the Paycheck Protection Program ("PPP") and fulfillment of government guarantees on our PPP loans; the increase in inventory or adverse conditions in the real estate market and deterioration in the construction industry; adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates, deterioration in asset quality, and losses in our loan portfolio; our ability to achieve the objectives of our RISE2020 initiative; our ability to successfully implement and achieve the objectives of our Banking-as-a-Service ("BaaS") initiatives, including adoption of the initiatives by customers and risks faced by any of our bank collaborations including reputational and regulatory risk; the impact of local, national, and international economies and events (including natural disasters such as wildfires, volcanic eruptions, hurricanes, tsunamis, storms, earthquakes and pandemic viruses and diseases, including COVID-19) on the Company's business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in domestic economic conditions, including any destabilization in the financial industry and deterioration of the real estate market, as well as the impact of declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), changes in capital standards, other regulatory reform and federal and state legislation, including but not limited to regulations promulgated by the Consumer Financial Protection Bureau (the "CFPB"), government-sponsored enterprise reform, and any related rules and regulations which affect our business operations and competitiveness; the costs and effects of legal and regulatory developments, including legal proceedings or regulatory or other governmental inquiries and proceedings and the resolution thereof, the results of regulatory examinations or reviews and the effect of, and our ability to comply with, any regulations or regulatory orders or actions we are or may become subject to; ability to successfully implement our initiatives to lower our efficiency ratio; the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System (the "FRB" or the "Federal Reserve"); inflation, interest rate, securities market and monetary fluctuations, including the anticipated replacement of the London Interbank Offered Rate ("LIBOR") Index and the impact on our loans and debt which are tied to that index and uncertainties regarding potential alternative reference rates, including the Secured Overnight Financing Rate ("SOFR"); negative trends in our market capitalization and adverse changes in the price of the Company's common stock; political instability; acts of war or terrorism; pandemic virus and disease, including COVID-19; changes in consumer spending, borrowings and savings habits; failure to maintain effective internal control over financial reporting or disclosure controls and procedures; cybersecurity and data privacy breaches and the consequence therefrom; the ability to address deficiencies in our internal controls over financial reporting or disclosure controls and procedures; technological changes and developments; changes in the competitive environment among financial holding companies and other financial service providers; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board ("PCAOB"), the Financial Accounting Standards Board ("FASB") and other accounting standard setters and the cost and resources required to implement such changes; our ability to attract and retain key personnel; changes in our personnel, organization, compensation and benefit plans; and our success at managing the risks involved in the foregoing items.

For further information with respect to factors that could cause actual results to materially differ from the expectations or projections stated in the FLS, please see the Company's publicly available Securities and Exchange Commission filings, including the Company's Form 10-K for the last fiscal year and, in particular, the discussion of "Risk Factors" set forth therein. We urge investors to consider all of these factors carefully in evaluating the FLS contained in this Form 8-K. FLS speak only as of the date on which such statements are made. We undertake no obligation to update any FLS to reflect events or circumstances after the date on which such statements are made, or to reflect the occurrence of unanticipated events except as required by law.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1

	Three Months Ended					Six Months Ended
(Dollars in thousands,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Jun 30,
except for per share amounts)	2022	2022	2021	2021	2021	2022	2021
CONDENSED INCOME STATEMENT
Net interest income	$52,978	$50,935	$53,096	$56,086	$52,061	$103,913	$101,865
Provision (credit) for credit losses	989	(3,195)	(7,692)	(2,635)	(3,443)	(2,206)	(4,264)
Total other operating income	17,138	9,551	11,566	10,253	10,530	26,689	21,241
Total other operating expense	45,349	38,205	42,422	41,345	41,433	83,554	79,279
Income tax expense	6,184	6,038	7,605	6,814	5,887	12,222	11,339
Net income	17,594	19,438	22,327	20,815	18,714	37,032	36,752
Basic earnings per common share	$0.64	$0.70	$0.80	$0.74	$0.66	$1.34	$1.31
Diluted earnings per common share	0.64	0.70	0.80	0.74	0.66	1.33	1.29
Dividends declared per common share	0.26	0.26	0.25	0.24	0.24	0.52	0.47

PERFORMANCE RATIOS
Return on average assets (ROA) [1]	0.96%	1.06%	1.22%	1.15%	1.06%	1.01%	1.07%
Return on average shareholders’ equity (ROE) [1]	14.93	14.44	16.05	14.82	13.56	14.67	13.31
Average shareholders’ equity to average assets	6.45	7.34	7.61	7.79	7.84	6.89	8.01
Efficiency ratio [2]	64.68	63.16	65.61	62.32	66.20	63.98	64.40
Net interest margin (NIM) [1]	3.05	2.97	3.08	3.31	3.16	3.01	3.18
Dividend payout ratio [3]	40.63	37.14	31.25	32.43	36.36	39.10	36.43

SELECTED AVERAGE BALANCES
Average loans, including loans held for sale	$5,221,300	$5,114,260	$5,073,069	$5,022,909	$5,110,820	$5,168,076	$5,095,433
Average interest-earning assets	6,982,556	6,932,649	6,890,829	6,761,643	6,606,779	6,957,918	6,457,115
Average assets	7,309,939	7,341,850	7,315,325	7,210,210	7,039,928	7,325,042	6,890,195
Average deposits	6,626,462	6,581,593	6,536,826	6,424,768	6,269,516	6,603,467	6,114,975
Average interest-bearing liabilities	4,442,172	4,429,114	4,407,612	4,221,073	4,253,382	4,435,678	4,207,670
Average shareholders’ equity	471,420	538,601	556,462	561,606	552,102	504,825	552,039

[1] ROA and ROE are annualized based on a 30/360 day convention. Annualized net interest income and expense in the NIM calculation are based on the day count interest payment conventions at the interest-earning asset or interest-bearing liability level (i.e. 30/360, actual/actual).
[2] Efficiency ratio is defined as total operating expense divided by total revenue (net interest income and total other operating income).
[3] Dividend payout ratio is defined as dividends declared per share divided by diluted earnings per share.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1 (CONTINUED)

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2022	2022	2021	2021	2021
REGULATORY CAPITAL RATIOS
Central Pacific Financial Corp.
Leverage capital ratio	8.6%	8.5%	8.5%	8.5%	8.6%
Tier 1 risk-based capital ratio	11.6	11.9	12.2	12.2	12.7
Total risk-based capital ratio	13.9	14.2	14.5	14.6	14.9
Common equity tier 1 capital ratio	10.7	10.9	11.2	11.2	11.6
Central Pacific Bank
Leverage capital ratio	9.0	9.0	8.9	9.0	9.1
Tier 1 risk-based capital ratio	12.2	12.6	12.8	13.0	13.5
Total risk-based capital ratio	13.5	13.8	14.0	14.3	14.6
Common equity tier 1 capital ratio	12.2	12.6	12.8	13.0	13.5

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(dollars in thousands, except for per share amounts)	2022	2022	2021	2021	2021
BALANCE SHEET
Total loans, net of deferred fees and costs	$5,301,633	$5,174,837	$5,101,649	$5,045,797	$5,077,318
Total assets	7,299,178	7,298,819	7,419,089	7,298,231	7,178,481
Total deposits	6,622,061	6,599,031	6,639,158	6,515,863	6,397,159
Long-term debt	105,738	105,677	105,616	105,556	105,495
Total shareholders’ equity	455,100	486,328	558,219	555,419	552,793
Total shareholders’ equity to total assets	6.23%	6.66%	7.52%	7.61%	7.70%

ASSET QUALITY
Allowance for credit losses (ACL)	$65,211	$64,754	$68,097	$74,587	$77,781
Nonaccrual loans	4,983	5,336	5,881	7,237	6,745
Non-performing assets (NPA)	4,983	5,336	5,881	7,237	6,745
ACL to total loans	1.23%	1.25%	1.33%	1.48%	1.53%
ACL to core loans (refer to Table 9)	1.23%	1.26%	1.36%	1.55%	1.68%
ACL to nonaccrual loans	1,308.67%	1,213.53%	1,157.92%	1,030.63%	1,153.17%
NPA to total assets	0.07%	0.07%	0.08%	0.10%	0.09%

PER SHARE OF COMMON STOCK OUTSTANDING
Book value per common share	$16.57	$17.63	$20.14	$19.84	$19.59
Closing market price per common share	21.45	27.90	28.17	25.68	26.06

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)	TABLE 2

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(Dollars in thousands, except share data)	2022	2022	2021	2021	2021
ASSETS
Cash and due from financial institutions	$108,389	$83,947	$81,506	$108,669	$116,009
Interest-bearing deposits in other financial institutions	22,741	118,183	247,401	240,173	224,469
Investment securities:
Available-for-sale debt securities, at fair value	787,373	1,199,482	1,631,699	1,535,450	1,407,340
Held-to-maturity debt securities, at amortized cost; fair value of: $635,565 at June 30, 2022, $329,503 at March 31, 2022, and none at December 31, 2021, September 30, 2021, and June 30, 2021	663,365	329,507	—	—	—
Equity securities, at fair value	—	—	—	1,593	1,578
Total investment securities	1,450,738	1,528,989	1,631,699	1,537,043	1,408,918
Loans held for sale	535	4,677	3,531	5,290	5,361
Loans, net of deferred fees and costs	5,301,633	5,174,837	5,101,649	5,045,797	5,077,318
Less: allowance for credit losses	65,211	64,754	68,097	74,587	77,781
Loans, net of allowance for credit losses	5,236,422	5,110,083	5,033,552	4,971,210	4,999,537
Premises and equipment, net	88,664	79,455	80,354	80,190	76,740
Accrued interest receivable	17,146	16,423	16,709	17,110	19,014
Investment in unconsolidated entities	37,341	31,092	29,679	30,397	31,052
Mortgage servicing rights	9,369	9,480	9,738	9,976	10,500
Bank-owned life insurance	167,202	167,407	169,148	167,961	167,289
Federal Home Loan Bank ("FHLB") stock	8,943	8,943	7,964	7,952	8,149
Right of use lease asset	36,978	38,435	39,441	40,757	41,890
Other assets	114,710	101,705	68,367	81,503	69,553
Total assets	$7,299,178	$7,298,819	$7,419,089	$7,298,231	$7,178,481
LIABILITIES
Deposits:
Noninterest-bearing demand	$2,282,967	$2,269,562	$2,291,246	$2,195,404	$2,203,806
Interest-bearing demand	1,444,566	1,433,284	1,415,277	1,372,626	1,341,280
Savings and money market	2,214,146	2,197,647	2,225,903	2,296,968	2,048,945
Time	680,382	698,538	706,732	650,865	803,128
Total deposits	6,622,061	6,599,031	6,639,158	6,515,863	6,397,159
Long-term debt	105,738	105,677	105,616	105,556	105,495
Lease liability	38,037	39,610	40,731	41,933	43,112
Other liabilities	78,242	68,123	75,317	79,412	79,874
Total liabilities	6,844,078	6,812,441	6,860,822	6,742,764	6,625,640
EQUITY
Shareholders' equity:
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding: none at June 30, 2022, March 31, 2022, December 31, 2021, September 30, 2021, and June 30, 2021	—	—	—	—	—
Common stock, no par value, authorized 185,000,000 shares; issued and outstanding: 27,463,562 at June 30, 2022, 27,584,929 at March 31, 2022, 27,714,071 at December 31, 2021, 27,999,588 at September 30, 2021, and 28,218,860 at June 30, 2021	417,862	421,153	426,091	436,957	440,854
Additional paid-in capital	98,977	98,270	98,073	97,279	96,182
Retained earnings	64,693	54,252	42,015	22,916	10,831
Accumulated other comprehensive (loss) income	(126,432)	(87,347)	(7,960)	(1,733)	4,926
Total shareholders' equity	455,100	486,328	558,219	555,419	552,793
Non-controlling interest	—	50	48	48	48
Total equity	455,100	486,378	558,267	555,467	552,841
Total liabilities and equity	$7,299,178	$7,298,819	$7,419,089	$7,298,231	$7,178,481

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)	TABLE 3

	Three Months Ended					Six Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	June 30,
(Dollars in thousands, except per share data)	2022	2022	2021	2021	2021	2022	2021
Interest income:
Interest and fees on loans	$46,963	$44,949	$47,576	$51,104	$49,024	$91,912	$95,098
Interest and dividends on investment securities:
Taxable investment securities	7,200	7,134	6,667	6,210	4,447	14,334	9,553
Tax-exempt investment securities	642	651	642	470	346	1,293	860
Dividend income on investment securities	—	21	21	18	18	21	36
Interest on deposits in other financial institutions	191	72	86	105	61	263	71
Dividend income on FHLB stock	68	59	61	62	63	127	122
Total interest income	55,064	52,886	55,053	57,969	53,959	107,950	105,740
Interest expense:
Interest on deposits:
Demand	144	112	104	101	93	256	179
Savings and money market	317	329	352	332	282	646	556
Time	490	469	478	428	498	959	1,086
Interest on short-term borrowings	2	—	—	—	—	2	2
Interest on long-term debt	1,133	1,041	1,023	1,022	1,025	2,174	2,052
Total interest expense	2,086	1,951	1,957	1,883	1,898	4,037	3,875
Net interest income	52,978	50,935	53,096	56,086	52,061	103,913	101,865
Provision (credit) for credit losses	989	(3,195)	(7,692)	(2,635)	(3,443)	(2,206)	(4,264)
Net interest income after provision (credit) for credit losses	51,989	54,130	60,788	58,721	55,504	106,119	106,129
Other operating income:
Mortgage banking income	1,140	1,172	1,902	1,327	1,533	2,312	4,503
Service charges on deposit accounts	2,026	1,861	1,800	1,637	1,443	3,887	2,921
Other service charges and fees	4,610	4,488	5,016	4,942	4,619	9,098	8,409
Income from fiduciary activities	1,188	1,154	1,283	1,292	1,269	2,342	2,500
Net gain on sales of investment securities	8,506	—	—	100	50	8,506	50
Income from bank-owned life insurance	(1,028)	539	946	540	1,210	(489)	2,007
Other	696	337	619	415	406	1,033	851
Total other operating income	17,138	9,551	11,566	10,253	10,530	26,689	21,241
Other operating expense:
Salaries and employee benefits	22,369	20,942	23,030	23,566	23,790	43,311	43,617
Net occupancy	4,448	3,774	4,129	4,185	4,055	8,222	7,819
Equipment	1,075	1,082	1,207	1,089	1,048	2,157	2,048
Communication	744	806	922	824	756	1,550	1,525
Legal and professional services	2,916	2,626	2,928	2,575	2,572	5,542	4,949
Computer software	3,624	3,082	3,125	2,998	3,398	6,706	7,181
Advertising	1,150	1,150	1,179	1,329	1,329	2,300	2,987
Other	9,023	4,743	5,902	4,779	4,485	13,766	9,153
Total other operating expense	45,349	38,205	42,422	41,345	41,433	83,554	79,279
Income before income taxes	23,778	25,476	29,932	27,629	24,601	49,254	48,091
Income tax expense	6,184	6,038	7,605	6,814	5,887	12,222	11,339
Net income	$17,594	$19,438	$22,327	$20,815	$18,714	$37,032	$36,752
Per common share data:
Basic earnings per share	$0.64	$0.70	$0.80	$0.74	$0.66	$1.34	$1.31
Diluted earnings per share	0.64	0.70	0.80	0.74	0.66	1.33	1.29
Cash dividends declared	0.26	0.26	0.25	0.24	0.24	0.52	0.47
Basic weighted average shares outstanding	27,516,284	27,591,390	27,769,651	27,967,089	28,173,710	27,553,629	28,141,360
Diluted weighted average shares outstanding	27,676,619	27,874,924	28,045,826	28,175,953	28,456,624	27,759,187	28,407,479

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 4

	Three Months Ended			Three Months Ended			Three Months Ended
	June 30, 2022			March 31, 2022			June 30, 2021
	Average	Average		Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$106,083	0.72%	$191	$157,861	0.18%	$72	$222,934	0.11%	$61
Investment securities, excluding valuation allowance:
Taxable	1,532,282	1.88	7,200	1,535,039	1.86	7,155	1,172,183	1.52	4,465
Tax-exempt [1]	113,934	2.85	813	117,493	2.80	824	92,702	1.89	438
Total investment securities	1,646,216	1.95	8,013	1,652,532	1.93	7,979	1,264,885	1.55	4,903
Loans, including loans held for sale	5,221,300	3.60	46,963	5,114,260	3.54	44,949	5,110,820	3.84	49,024
Federal Home Loan Bank stock	8,957	3.02	68	7,996	2.98	59	8,140	3.11	63
Total interest-earning assets	6,982,556	3.17	55,235	6,932,649	3.08	53,059	6,606,779	3.28	54,051
Noninterest-earning assets	327,383			409,201			433,149
Total assets	$7,309,939			$7,341,850			$7,039,928

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,435,088	0.04%	$144	$1,425,303	0.03%	$112	$1,269,676	0.03%	$93
Savings and money market deposits	2,204,934	0.06	317	2,212,426	0.06	329	2,028,583	0.06	282
Time deposits up to $250,000	217,605	0.27	148	223,661	0.28	156	231,922	0.34	196
Time deposits over $250,000	478,483	0.29	342	462,087	0.28	313	617,745	0.20	302
Total interest-bearing deposits	4,336,110	0.09	951	4,323,477	0.09	910	4,147,926	0.08	873
Federal Home Loan Bank advances and other short-term borrowings	363	1.84	2	—	—	—	—	—	—
Long-term debt	105,699	4.30	1,133	105,637	4.00	1,041	105,456	3.90	1,025
Total interest-bearing liabilities	4,442,172	0.19	2,086	4,429,114	0.18	1,951	4,253,382	0.18	1,898
Noninterest-bearing deposits	2,290,352			2,258,116			2,121,590
Other liabilities	105,979			115,971			112,852
Total liabilities	6,838,503			6,803,201			6,487,824
Shareholders’ equity	471,420			538,601			552,102
Non-controlling interest	16			48			2
Total equity	471,436			538,649			552,104
Total liabilities and equity	$7,309,939			$7,341,850			$7,039,928

Net interest income			$53,149			$51,108			$52,153

Interest rate spread		2.98%			2.90%			3.10%

Net interest margin		3.05%			2.97%			3.16%

[1] Interest income and resultant yield information for tax-exempt investment securities is expressed on a taxable-equivalent basis using a federal statutory tax rate of 21%.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 5

	Six Months Ended			Six Months Ended
	June 30, 2022			June 30, 2021
	Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$131,829	0.40%	$263	$133,684	0.11%	$71
Investment securities, excluding valuation allowance:
Taxable	1,533,570	1.87	14,355	1,126,978	1.70	9,589
Tax-exempt [1]	115,964	2.82	1,637	93,181	2.34	1,089
Total investment securities	1,649,534	1.94	15,992	1,220,159	1.75	10,678
Loans, including loans held for sale	5,168,076	3.58	91,912	5,095,433	3.75	95,098
Federal Home Loan Bank stock	8,479	3.00	127	7,839	3.12	122
Total interest-earning assets	6,957,918	3.13	108,294	6,457,115	3.30	105,969
Noninterest-earning assets	367,124			433,080
Total assets	$7,325,042			$6,890,195

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,430,222	0.04%	$256	$1,228,548	0.03%	$179
Savings and money market deposits	2,208,659	0.06	646	2,000,845	0.06	556
Time deposits up to $250,000	220,617	0.28	303	234,361	0.38	437
Time deposits over $250,000	470,330	0.28	656	637,266	0.21	649
Total interest-bearing deposits	4,329,828	0.09	1,861	4,101,020	0.09	1,821
Federal Home Loan Bank advances and other short-term borrowings	182	1.84	2	1,221	0.30	2
Long-term debt	105,668	4.15	2,174	105,429	3.93	2,052
Total interest-bearing liabilities	4,435,678	0.18	4,037	4,207,670	0.19	3,875
Noninterest-bearing deposits	2,273,639			2,013,955
Other liabilities	110,868			116,529
Total liabilities	6,820,185			6,338,154
Shareholders’ equity	504,825			552,039
Non-controlling interest	32			2
Total equity	504,857			552,041
Total liabilities and equity	$7,325,042			$6,890,195

Net interest income			$104,257			$102,094

Interest rate spread		2.95%			3.11%

Net interest margin		3.01%			3.18%

[1] Interest income and resultant yield information for tax-exempt investment securities is expressed on a taxable-equivalent basis using a federal statutory tax rate of 21%.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Loans by Geographic Distribution
(Unaudited)	TABLE 6

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(Dollars in thousands)	2022	2022	2021	2021	2021
HAWAII:
Commercial, financial and agricultural:
SBA Paycheck Protection Program	$19,469	$43,380	$87,459	$198,315	$395,352
Other	367,676	407,559	422,388	404,751	389,341
Real estate:
Construction	134,103	122,329	122,867	128,908	133,457
Residential mortgage	1,890,783	1,874,048	1,875,980	1,748,729	1,711,801
Home equity	698,209	676,326	637,249	618,951	583,430
Commercial mortgage	994,405	927,241	922,146	915,746	926,006
Consumer	341,213	337,188	333,843	331,987	328,332
Total loans, net of deferred fees and costs	4,445,858	4,388,071	4,401,932	4,347,387	4,467,719
Allowance for credit losses	(51,374)	(51,521)	(55,808)	(62,126)	(67,773)
Loans, net of allowance for credit losses	$4,394,484	$4,336,550	$4,346,124	$4,285,261	$4,399,946

U.S. MAINLAND: [1]
Commercial, financial and agricultural:
SBA Paycheck Protection Program	$712	$851	$3,868	$20,356	$39,258
Other	156,567	136,857	107,733	114,122	96,884
Real estate:
Construction	10,935	988	—	—	—
Commercial mortgage	309,230	316,258	298,058	292,671	260,424
Consumer	378,331	331,812	290,058	271,261	213,033
Total loans, net of deferred fees and costs	855,775	786,766	699,717	698,410	609,599
Allowance for credit losses	(13,837)	(13,233)	(12,289)	(12,461)	(10,008)
Loans, net of allowance for credit losses	$841,938	$773,533	$687,428	$685,949	$599,591

TOTAL:
Commercial, financial and agricultural:
SBA Paycheck Protection Program	$20,181	$44,231	$91,327	$218,671	$434,610
Other	524,243	544,416	530,121	518,873	486,225
Real estate:
Construction	145,038	123,317	122,867	128,908	133,457
Residential mortgage	1,890,783	1,874,048	1,875,980	1,748,729	1,711,801
Home equity	698,209	676,326	637,249	618,951	583,430
Commercial mortgage	1,303,635	1,243,499	1,220,204	1,208,417	1,186,430
Consumer	719,544	669,000	623,901	603,248	541,365
Total loans, net of deferred fees and costs	5,301,633	5,174,837	5,101,649	5,045,797	5,077,318
Allowance for credit losses	(65,211)	(64,754)	(68,097)	(74,587)	(77,781)
Loans, net of allowance for credit losses	$5,236,422	$5,110,083	$5,033,552	$4,971,210	$4,999,537

[1] U.S. Mainland includes territories of the United States.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Deposits
(Unaudited)	TABLE 7

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(Dollars in thousands)	2022	2022	2021	2021	2021
Noninterest-bearing demand	$2,282,967	$2,269,562	$2,291,246	$2,195,404	$2,203,806
Interest-bearing demand	1,444,566	1,433,284	1,415,277	1,372,626	1,341,280
Savings and money market	2,214,146	2,197,647	2,225,903	2,296,968	2,048,945
Time deposits less than $100,000	129,103	132,712	136,584	139,358	141,498
Other time deposits $100,000 to $250,000	84,840	87,838	88,873	87,491	89,710
Core deposits	6,155,622	6,121,043	6,157,883	6,091,847	5,825,239

Government time deposits	165,000	188,000	214,950	238,950	403,755
Other time deposits greater than $250,000	301,439	289,988	266,325	185,066	168,165
Total time deposits greater than $250,000	466,439	477,988	481,275	424,016	571,920
Total deposits	$6,622,061	$6,599,031	$6,639,158	$6,515,863	$6,397,159

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Nonperforming Assets, Past Due and Restructured Loans
(Unaudited)	TABLE 8

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(Dollars in thousands)	2022	2022	2021	2021	2021
Nonaccrual loans: [1]
Commercial, financial and agricultural - Other	$333	$293	$183	$689	$699
Real estate:
Residential mortgage	3,490	3,804	4,623	5,351	5,280
Home equity	592	820	786	880	434
Consumer	568	419	289	317	332
Total nonaccrual loans	4,983	5,336	5,881	7,237	6,745
Other real estate owned ("OREO"):
Real estate:
Residential mortgage	—	—	—	—	—
Total OREO	—	—	—	—	—
Total nonperforming assets ("NPAs")	4,983	5,336	5,881	7,237	6,745
Loans delinquent for 90 days or more still accruing interest: [1]
Commercial, financial and agricultural - Other	309	592	945	—	29
Real estate:
Residential mortgage	—	111	—	444	1,438
Home equity	—	—	44	—	—
Consumer	842	621	374	166	100
Total loans delinquent for 90 days or more still accruing interest	1,151	1,324	1,363	610	1,567
Restructured loans still accruing interest: [1]
Commercial, financial and agricultural - Other	—	—	—	12	26
Real estate:
Residential mortgage	2,006	2,751	3,768	4,458	4,258
Commercial mortgage	965	1,004	1,043	1,577	1,636
Consumer	76	83	92	99	132
Total restructured loans still accruing interest	3,047	3,838	4,903	6,146	6,052
Total NPAs and loans delinquent for 90 days or more and restructured loans still accruing interest	$9,181	$10,498	$12,147	$13,993	$14,364

Total nonaccrual loans as a percentage of total loans	0.09%	0.10%	0.12%	0.14%	0.13%
Total NPAs as a percentage of total loans and OREO	0.09%	0.10%	0.12%	0.14%	0.13%
Total NPAs and loans delinquent for 90 days or more still accruing interest as a percentage of total loans and OREO	0.12%	0.13%	0.14%	0.16%	0.16%
Total NPAs, loans delinquent for 90 days or more and restructured loans still accruing interest as a percentage of total loans and OREO	0.17%	0.20%	0.24%	0.28%	0.28%

Quarter-to-quarter changes in NPAs:
Balance at beginning of quarter	$5,336	$5,881	$7,237	$6,745	$7,194
Additions	1,881	1,659	1,375	1,951	1,879
Reductions:
Payments	(285)	(1,598)	(933)	(767)	(1,120)
Return to accrual status	(979)	(38)	(1,034)	(141)	(84)
Charge-offs, valuation and other adjustments	(970)	(568)	(764)	(551)	(1,124)
Total reductions	(2,234)	(2,204)	(2,731)	(1,459)	(2,328)
Balance at end of quarter	$4,983	$5,336	$5,881	$7,237	$6,745

[1] Section 4013 of the CARES Act and the revised Interagency Statement were applied to loan modifications related to the COVID-19 pandemic as eligible and applicable. This relief ended on January 1, 2022. These loan modifications were not included in the delinquent or restructured loan balances presented above.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Allowance for Credit Losses on Loans
(Unaudited)	TABLE 9

	Three Months Ended					Six Months Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	June 30,
(Dollars in thousands)	2022	2022	2021	2021	2021	2022	2021
Allowance for credit losses ("ACL"):
ACL at beginning of period	$64,754	$68,097	$74,587	$77,781	$81,553	$68,097	$83,269

(Credit) provision for credit losses on loans [1] [2]	1,456	(2,931)	(7,417)	(2,969)	(2,963)	(1,475)	(3,937)

Charge-offs:
Commercial, financial and agricultural - Other	487	254	379	334	401	741	1,010
Consumer	1,390	1,216	952	829	1,523	2,606	2,621
Total charge-offs	1,877	1,470	1,331	1,163	1,924	3,347	3,631

Recoveries:
Commercial, financial and agricultural - Other	215	350	358	281	276	565	365
Real estate:
Construction	62	—	1,159	—	—	62	—
Residential mortgage	36	112	13	53	186	148	292
Home equity	—	—	—	—	—	—	9
Commercial mortgage	—	—	—	—	65	—	73
Consumer	565	596	728	604	588	1,161	1,341
Total recoveries	878	1,058	2,258	938	1,115	1,936	2,080
Net charge-offs (recoveries)	999	412	(927)	225	809	1,411	1,551
ACL at end of period	$65,211	$64,754	$68,097	$74,587	$77,781	$65,211	$77,781

Average loans, net of deferred fees and costs	$5,221,300	$5,114,260	$5,073,069	$5,022,909	$5,110,820	$5,168,076	$5,095,433
Annualized ratio of net charge-offs to average loans	0.08%	0.03%	(0.07)%	0.02%	0.06%	0.05%	0.06%

[1] In 2020, the Company recorded a reserve on accrued interest receivable ("AIR") of $0.2 million for loans on payment forbearance or deferral, which were granted to borrowers impacted by the COVID-19 pandemic. This reserve was recorded as a contra-asset against AIR with the offset to the provision for credit losses. During the second quarter of 2021, the Company reversed the entire reserve on AIR. The provision for credit losses presented in this table excludes the provision for credit losses on AIR.
[2] As of January 1, 2021, the provision for credit losses on off-balance sheet credit exposures (previously included in other operating expense) is included in the provision for credit losses line on the consolidated statements of income. The allowance for off-balance sheet credit exposures continues to be included in other liabilities. For roll-forward purposes, in this table we exclude the provision for credit losses on off-balance sheet credit exposures.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)	TABLE 10

The following table sets forth a reconciliation of our core loans and the ratios of our allowance for credit losses ("ACL") to total loans and ACL to core loans (or total loans, excluding SBA Paycheck Protection Program ("PPP") loans), for each of the periods indicated:

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(Dollars in thousands)	2022	2022	2021	2021	2021
ACL	$65,211	$64,754	$68,097	$74,587	$77,781

Total loans	$5,301,633	$5,174,837	$5,101,649	$5,045,797	$5,077,318
Less: PPP loans	20,181	44,231	91,327	218,671	434,610
Core loans (or total loans, excluding PPP loans)	$5,281,452	$5,130,606	5,010,322	4,827,126	$4,642,708

Ratio of ACL to total loans	1.23%	1.25%	1.33%	1.48%	1.53%
Ratio of ACL to core loans	1.23%	1.26%	1.36%	1.55%	1.68%